Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (Form S-8) of our report dated March 8, 2001, with respect to the financial statements of the TRW Canada Stock Savings Plan included in the Annual Report on Form 10-K of TRW Inc. for the year ended December 31, 2000, as amended by Form 10-K/A No. 1, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Hamilton, Ontario
May 18, 2001